Exhibit 99.1

Offering Memorandum Excerpts

The following table sets forth as of December 31, 2009:

(1)	Harrah’s Operating Company, Inc.’s (“HOC”) cash and cash equivalents and capitalization on an actual basis; and

(2)	HOC’s cash and cash equivalents on an as adjusted basis to give effect to the proposed offering, the payment of the redemption price plus any accrued and unpaid interest for the redemption of the currently outstanding $12.0 million of 8.125% senior subordinated notes due 2011, $191.6 million of 5.50% senior notes due 2010 and $13.2 million of 8.0% senior notes due 2011 (the “Redemptions”) and the repayment of the 7.875% senior subordinated notes due 2010 (the “7.875% Notes”).

	As of December 31, 2009
	Actual	As adjusted for the repayment of the 7.875% Notes	As adjusted for this Offering, the Redemptions and the repayment of the 7.875% Notes
Cash and cash equivalents	$568.8	$568.8	$568.8

	(in millions) (unaudited)
Debt:
Term loan(1)	$6,810.6	$6,810.6	$6,810.6
Revolving credit facility(2)	427.0	570.4	64.9
First lien notes(3)	2,045.2	2,045.2	2,045.2
Existing second lien notes(4)	2,109.8	2,109.8	2,109.8
Second lien notes offered hereby	—	—	740.8
Subsidiary guaranteed unsecured senior debt(5)	488.0	488.0	488.0
Unsecured senior notes(6)	1,596.5	1,596.5	1,397.1
Unsecured senior subordinated notes(7)	153.9	11.4	—
Other(8)	338.6	338.6	338.6

Total debt, including current portion	13,969.6	13,970.5	13,995.0
Equity	588.4	587.5	578.7

Total capitalization	$14,558.0	$14,558.0	$14,573.7

(1)	Upon the closing of the Acquisition (as defined in the most recent report of Harrah’s Entertainment, Inc. (the “Registrant”) on Form 10-K, filed March 9, 2010), HOC entered into a seven-year $7,250 million term loan facility, all of which was drawn at the closing of the Acquisition. The outstanding borrowings under the term loan have been increased by an incremental term loan drawn in October 2009 and have been reduced by payments made subsequent to the Acquisition. The Registrant guarantees this facility, and all of the material wholly-owned domestic subsidiaries of HOC have pledged their assets to secure this facility.

(2)	Upon the closing of the Acquisition, HOC entered into the senior secured credit facilities, which include a $2,000 million revolving credit facility that was reduced to $1,630 million due to debt retirements subsequent to the closing of the Acquisition. At December 31, 2009, on an as adjusted basis after giving effect to the proposed offering, the Redemptions and the repayment of the 7.875% Notes, $1,402.9 million of additional borrowing capacity is available under HOC’s revolving credit facility, with an additional $162.2 million committed to back letters of credit. The Registrant guarantees this facility, and all of the material wholly-owned domestic subsidiaries of HOC have pledged their assets to secure this facility.

(3)	Includes $720 million aggregate principal amount of 11.25% senior secured notes due 2017 that were issued at par and $1,375 million aggregate principal amount of notes issued at a price of 96.225% of their face value, resulting in approximately $1,323 million of gross proceeds. The approximately $52 million discount, of which approximately $50 million remains at December 31, 2009, will accrete and be included in interest expense until such notes mature.

(4)	“Actual” amounts include the book values of $215 million face value of 10% Second-Priority Notes due 2015, book values of $848 million face value of 10% Second-Priority Notes due 2018 issued in connection with the exchange offers that were consummated on December 24, 2008, and book values of $3,705 million face value of 10% Second-Priority Notes due 2018 issued in connection with the exchange offers that were consummated on April 15, 2009. Such amounts are inclusive of amounts paid in fees in connection with such exchange offers. The aggregate face value of such notes is $4,768 million.

(5)

“Actual” amounts consist of $479 million of 10.75% Senior Notes due 2016 and $9 million of 10.75%/11.5% Senior Toggle Notes due 2018. All of this indebtedness is guaranteed on a joint and several basis by the Registrant and each wholly-owned, domestic subsidiary of HOC that is a subsidiary pledgor with respect to the senior secured credit facilities and the 11 1/4% senior secured notes due 2017.

(6)	The “Actual” unsecured senior notes consist of the book values of the following notes: $13 million face value of 8% Senior Notes due 2011, $125 million face value of 5.375% Senior Notes due 2013, $192 million face value of 5.5% Senior Notes due 2010, $792 million face value of 5.625% Senior Notes due 2015, $539 million face value of 5.75% Senior Notes due 2017, $573 million face value of 6.5% Senior Notes due 2016, $0.6 million face value of 7% Senior Notes due 2013 and $0.2 million face value of Floating Rate Contingent Convertible Senior Notes due 2024, all of which are obligations of HOC and guaranteed by the Registrant. The aggregate face value of such notes is $2,235 million. Of these notes, $340 million face value of 5.625% Senior Notes due 2015, $301 million face value of 5.75% Senior Notes due 2017, and $213 million face value of 6.5% Senior Notes due 2016 are owned by another subsidiary of the Registrant.

(7)	The “Actual” unsecured senior subordinated notes consist of the book value of $12 million face value of 8.125% Senior Subordinated Notes due 2011.

(8)	Consists of the book values of the following debt: $230 million of 12.375% senior secured lien loans due 2016 incurred by Chester Downs, $25 million of 6% Secured Debt due 2010, $17 million of unsecured Uruguay bonds due 2010, $68 million of principal obligations to fund Clark County, Nevada, Special Improvement District bonds and approximately $11 million of miscellaneous other indebtedness.

As of December 31, 2009, on an as adjusted basis after giving effect to the proposed offering, the Redemptions and the repayment of the 7.875% Notes, the Registrant and its consolidated subsidiaries had $22,079.6 million face value of outstanding indebtedness, and its current debt service obligations for the 12 months subsequent to December 31, 2009, would be $1,751.2 million, which includes required interest payments of $1,676.9 million. In addition, as of December 31, 2009, on an as adjusted basis after giving effect to the proposed offering, the Redemptions and the repayment of the 7.875% Notes, HOC would have had $17,382.0 million face value of outstanding indebtedness, and HOC’s debt service obligations for the 12 months subsequent to December 31, 2009, would be $1,619.7 million, which includes required interest payments of $1,545.4 million. The amounts above do not include $554.3 million of outstanding indebtedness of PHW Las Vegas, LLC, a recently acquired unrestricted subsidiary of HOC that is not a borrower under HOC’s credit facilities or a guarantor of or pledgor under any other existing debt of HOC. This indebtedness is non-recourse to HOC, the Registrant or any other subsidiaries of the Registrant.

This filing includes “forward-looking statements.” You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, new projects, strategies, future performance, the outcomes of contingencies and future financial results of the Registrant. These forward-looking statements are based on current expectations and projections about future events. The proposed offering is subject to a number of conditions, including receipt of approval from the applicable gaming authorities, and there can be no assurance whether such offering will be completed on the terms discussed above or at all.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of the Registrant may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, factors described from time to time in our reports filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein).

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Registrant does not undertake any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date stated, or if no date is stated, as of the date of this filing.